                                  EXHIBIT 4.2

Indenture, dated August 22, 1996, between Printpack, Inc. and Fleet National
      Bank relating to the 10-5/8% Senior Subordinated Notes due 2006.

                                                                  EXECUTION COPY
                                ________________

                                PRINTPACK, INC.
                                  the Company
                               _________________


                             SERIES A AND SERIES B



                   10-5/8% SENIOR SUBORDINATED NOTES DUE 2006


                               _________________


                                   INDENTURE


                          Dated as of August 22, 1996

                               _________________





                              FLEET NATIONAL BANK
                            ________________________
                                   As Trustee
                               _________________

CROSS REFERENCE TABLE*
Trust Indenture
  Act Section                                 Indenture Section
    310 (a)(1)..........................................   7.10
        (a)(2)..........................................   7.10
        (a)(3)..........................................   N.A.
        (a)(4)..........................................   N.A.
        (a)(5)..........................................   7.10
        (b).............................................   7.10
        (c).............................................   N.A.
    311 (a).............................................   7.11
        (b).............................................   7.11
        (c).............................................   N.A.
    312 (a).............................................   2.05
        (b).............................................   10.03
        (c).............................................   10.03
    313 (a).............................................   7.06
        (b)(1)..........................................   N.A.
        (b)(2)..........................................   7.06;7.07
        (c).............................................   7.06;10.0
        (d).............................................   7.06
    314 (a).............................................   4.03;4.04
        (b).............................................   N.A.
        (c)(1)..........................................   10.04
        (c)(2)..........................................   10.04
        (c)(3)..........................................   N.A.
        (d).............................................   N.A.
        (e).............................................   10.05
        (f).............................................   N.A.
    315 (a).............................................   N.A.
        (b).............................................   N.A.
        (c).............................................   N.A.
        (d).............................................   N.A.
        (e).............................................   6.11
    316 (a)(last sentence)..............................   2.09
        (a)(1)(A).......................................   6.05
        (a)(1)(B).......................................   N.A.
        (a)(2)..........................................   N.A.
        (b).............................................   6.07
        (c).............................................   N.A.
    317 (a)(1)..........................................   6.08
        (a)(2)..........................................   6.09
        (b).............................................   2.04
    318 (a).............................................   N.A.
        (b).............................................   N.A.
        (c).............................................   10.01
*This Cross Reference Table is not part of the Indenture.


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     INDENTURE dated as of August 22, 1996 between PRINTPACK, INC., a Georgia corporation (the "Company") and Fleet National Bank, as trustee (the
"Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 10-5/8% Series A Senior Subordinated Notes due 2006 of the Company (the "Series A Notes") and the 10-5/8% Series B Senior Subordinated Notes due 2006 of the Company (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition" means the acquisition of assets of JR Flexible by the Company pursuant to an Asset Purchase Agreement, dated as of April 10, 1996, between the Company and James River, as amended.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar or any successor thereto.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory or obsolete or excess equipment or equipment that is no longer useable, in each case, in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of
Section 4.16 and/or Section 5.01 hereof and not by the provisions of Section
4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Controlled Subsidiary or by a Controlled Subsidiary to the Company or to another Controlled Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) sales of Target Assets, (iv) a sale of Receivables to or by the Receivables Subsidiary and (v) a Permitted Investment or Restricted Payment that is permitted by the provisions of Section 4.07 hereof shall not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" (including, with correlative meanings, "Beneficially Owned" and "Beneficial Ownership") means, with respect to any Capital Stock, a "person," as such term is used in Section 13(d)(3) of the Exchange Act, that is a "beneficial owner," as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, of such Capital Stock.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above without regard to the maturities of such underlying securities entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, and (vi) deposit accounts with domestic commercial banks.

     "Certificated Securities" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 3 thereof.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Related Parties (as defined below),
(ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Claim" means any claim arising from rescission of the purchase or sale of the Notes, for damages arising from the purchase or sale of the Notes or for reimbursement or contribution on account of such a claim.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale of such Person or any of its Subsidiaries (to the extent such losses were deducted in computing such Consolidated

Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles and transaction fees and expenses incurred by the Company in connection with the Acquisition, the New Credit Agreement, any Receivables Facility and the Notes and in connection with subsequent acquisitions and financings) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) charges and expenses related to the termination or modification of JR Flexible employee benefit plans in effect on the date of this Indenture, to the extent that such charges and expenses were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmenntal regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any extraordinary items and any gains or losses in connection with Asset Sales or reserves related thereto shall be excluded, (vi) any charges or reserves taken for severance, plant closings, equipment relocations and other charges related to the consolidation and rationalization of JR Flexible initiated within 18 months of the date of this Indenture shall be excluded and (vii) any charge taken for severance relating to the early retirement program implemented in fiscal year 1996 shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors on the date of this Indenture or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

     "Controlled Subsidiary" of any Person means a Subsidiary of such Person (which may include the Receivables Subsidiary) (i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors qualifying shares) shall at the time be owned by such Person or by one or more Controlled Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 of this Indenture or such other address as to which the Trustee gives notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) so long as any Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) thereafter, any other Senior Debt permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt" and (iii) holders of at least 25% of the then outstanding Senior Notes.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to issue Series B Notes in exchange for Series A Notes.

     "Existing Employment Agreements" means (a) the Deferred Income Agreements, dated as of December 17, 1984, with each of Robert B. Paxton, Edward J. Hilbert, Jr. and a deferred Income Agreement dated as of July 11, 1996 with Neil Williams, (b) the Deferred Compensation Agreement, dated as of July 1, 1985, with Robert T. Meyer, (c) the Family Security Agreements with each of Dennis M. Love, R. Michael Hembree, Thomas J. Dunn and Nicklas D. Stucky and
(d) the Amended and Restated Employment Agreement, dated June 23, 1983, by and between the Company and J. Erskine Love, Jr.

     "Existing Indebtedness" means up to $18.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes,

Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, for purposes of the Indenture, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money, including without limitation certificates of participation in Receivables or any similar instruments and certificates (or other than any interests in the Receivables held by the Receivables Subsidiary), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all such indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any such indebtedness of any other Person; provided, however, that Indebtedness shall not include any servicing or guarantee of servicing obligations with respect to Receivables or any payments pursuant to a Tax Incentive Program. The amount of Indebtedness evidenced by a certificate of participation or other interests in Receivables and similar instruments or certificates will be deemed to be the outstanding amount of such certificate of participation or other interests.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

     "Initial Public Offering" means an underwritten public offering of common Capital Stock of the Company registered under Securities Act (other than a public offering registered on Form S-8 under the Securities Act).

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Issue Date" means August 22, 1996.

     "James River" means James River Corporation of Virginia, a Virginia corporation.

     "JR Flexible" means the Flexible Packaging Group of James River.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in the city in which the principal corporate trust office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction), other than liens and setoff rights with respect to deposit accounts.

     "Liquidated Damages" means all liquidated damages owed pursuant to Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any other expenses incurred or to be incurred as a result thereof (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than term Indebtedness or revolving Indebtedness under the New Credit Agreement or any one or more successor or additional bank facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Agreement" means that certain Credit Agreement, dated as of August 22, 1996, by and among the Company, the Lenders named therein and The First National Bank of Chicago, as Agent, providing for term loans, revolving credit borrowings and other financial accommodations, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (other than the Receivables Subsidiary) (a) provides any credit support that would constitute Indebtedness or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have agreed or been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries (other than the Receivables Subsidiary); provided that, notwithstanding the foregoing, the Company and any of its other Subsidiaries that sell Receivables to the Receivables Subsidiary shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Vice President - Finance and Administration, the Vice President - Business Development, the Treasurer, any Assistant Treasurer, the Controller or the Secretary.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of Section 10.05 hereof.

     "Opinion of Counsel" means a written opinion in form and substance satisfactory to, and from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 10.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Pari Passu Debt" means Indebtedness that ranks pari passu in right of payment with the Notes or the Senior Notes, as the case may be.

     "Permitted Investments" means (a) any Investment in the Company or in a Controlled Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Controlled Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Controlled Subsidiary of the Company; provided, however, that if the Person in either of subclauses (i) and
(ii) of this clause (c) owns Equity Interests of the Company at the time of such Investment by the Company or a Subsidiary, such Investment shall not be a Permitted Investment; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof; (e) any Investment in trade receivables or interests therein in the ordinary course of business; (f) Investments received in settlement of trade receivables created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of any judgment with respect to any such trade receivable; and (g) other Investments in any Person (other than a Person that is an Affiliate of the Company on the Issue Date) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $25.0 million.

     "Permitted Junior Securities" means equity securities or any subordinated debt securities of the Company, or of any successor obligor (with respect to Senior Debt), that, in the case of any such subordinated securities, (i) are subordinated in right of payment to all Senior Debt and all securities issued in exchange for Senior Debt that may at the time be outstanding to at least the same extent as the Notes are subordinated as provided in this Indenture and
(ii) have a Weighted Average Life to Maturity not less than the Notes.

     "Permitted Liens" means (i), Liens on assets of the Company and its Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, securing any Senior Debt that is permitted by the terms of this Indenture to be incurred; provided, however, that in the case of Liens granted by Subsidiaries, each such Subsidiary shall execute a Guarantee in compliance with Section 4.14 hereof; (ii) Liens in favor of the Company or a Subsidiary;
(iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (iv) Liens on assets of Subsidiaries to secure Indebtedness of Subsidiaries that is permitted by the terms of this Indenture to be incurred; (v) Liens existing on the date of this Indenture;
(vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) Liens to secure Indebtedness permitted to be incurred pursuant to clauses (vi) or (vii) of the second paragraph of 4.09 hereof; (viii) Liens to secure Attributable Debt in respect of sale and leaseback transactions that were permitted by the terms of this

Indenture to be entered into; (ix) Liens on assets of the Company to secure Hedging Obligations that were permitted to be incurred pursuant to the provisions of Section 4.09 hereof; (x) Liens on Receivables to reflect sales of Receivables to and by the Receivables Subsidiary pursuant to the Receivables Facility; (xi) Liens on assets of the Receivables Subsidiary; and (xii) in addition to the foregoing, Liens on assets of the Company or any Subsidiary of the Company with respect to Obligations that do not exceed $25.0 million at any one time outstanding.


     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness permitted to be incurred pursuant to clauses (i) or (ii) of the second paragraph of Section 4.09; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of accrued interest and premium thereon, if any, reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the subordination provisions governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principals" means Dennis M. Love, James E. Love, III, Carol Anne Love Jennison, William J. Love, Charles Keith Love, David M. Love and Gay Love.

     "Purchase Agreement" means the Purchase Agreement, dated as of August 15, 1996, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), relating to the initial sale by the Company and the purchase by DLJ of the Notes and the Senior Notes.

     "Receivables" means, collectively, (a) the Indebtedness and other obligations owed to the Company or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods, insurance and/or services by the Company or such Subsidiary, including, without limitation, the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable"), (b) all of the Company's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable,
(d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash collections in respect of, and cash proceeds of, any of the foregoing and any lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and (g) all proceeds of any of the foregoing.

     "Receivables Facility" means, with respect to any Person, any Receivables securitization program pursuant to which such Person receives proceeds pursuant to a pledge, sale or other encumbrance of its Receivables.

     "Receivables Subsidiary" means Flexible Funding Corp., created primarily to purchase or finance the receivables of the Company and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any other Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables; (d) has not Guaranteed or otherwise directly provided credit support for any Indebtedness of the Company or any of its other Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its other Subsidiaries. Notwithstanding the foregoing and without otherwise limiting Permitted Investments, the Company may make capital contributions in the form of Receivables transferred to the Receivables Subsidiary for non-cash consideration to the extent necessary or desirable to prevent a disruption of purchases of Receivables or to avoid a default under the Receivables Facility. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary (other than a failure to meet the requirements set forth in clause (e) above as a result of the death or resignation of a director, provided that such director is promptly replaced), it shall thereafter cease to be a Receivables Subsidiary for purposes of the Indentures and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.09 hereof, the Company shall be in default of such covenant).

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 22, 1996, by and among the Company and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other employee to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Bank Debt" means the Indebtedness outstanding under the New Credit Agreement (including, without limitation, Hedging Obligations owing to lenders that are parties to the New Credit Agreement or to Affiliates of such lenders), as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement, in whole or in part, of such Indebtedness, to the extent that any such Indebtedness was permitted by this Indenture to be incurred.

     "Senior Debt" means (a) the Senior Notes, (b) the Senior Bank Debt, (c) all additional Indebtedness and Attributable Debt that is permitted under this Indenture that is not by its terms pari passu with or subordinated to the Notes, (d) all Obligations of the Company and its Subsidiaries with respect to the foregoing clauses (a), (b) and (c), including post-petition interest and
(e) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto (whether or not coincident therewith), in whole or in part, that are permitted by this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any trade payables or (iii) any Indebtedness incurred in violation of this Indenture.

     "Senior Note" means 9-7/8% Series A Senior Notes due 2004 and 9-7/8% Series B Senior Notes due 2004 issued pursuant to the Senior Note Indenture.

     "Senior Note Indenture" means the Senior Note Indenture, dated August 22, 1996, between the Company and the Trustee.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Target Assets" means any assets acquired from JR Flexible that are sold or otherwise disposed of (other than pursuant to a Restricted Payment) for aggregate consideration not to exceed $25.0 million.

     "Tax Allocation Agreement" means that certain Tax Allocation Agreement, dated as of the first day of the fiscal year of the parties thereto that began after June 29, 1996, allocating tax liabilities and payments among the Company and its Affiliates.

     "Tax Incentive Program" means (i) the Payment in Lieu of Taxes Program sponsored by the Industrial Development Board ("IDB") of the City of Jackson, Tennessee pursuant to which JR Flexible (and after the Acquisition if approval is granted by the IDB, the Company) (a) transfers to the IDB real property and equipment associated with the Jackson, Tennessee operations in return for a non-interest bearing promissory note from the IDB, which promissory note represents the fair market value of the real property and equipment so transferred, (b) JR Flexible or the Company, as applicable, pays a fee in lieu of taxes to the IDB that is less than the taxes that it would otherwise pay if it were not participating in such Payment in Lieu of Taxes Program and (c) the IDB leases such real property and equipment back to JR Flexible or the Company, as applicable, pursuant to a lease that has no interest component and (ii) any other program sponsored by state or local governments, authorities or political subdivisions that is materially similar to the Payment in Lieu of Taxes Program and is equally beneficial from the Holders' perspective.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, except as provided by Section 9.03 hereof.

     "Total Assets" means, with respect to any Person as of any date, the total consolidated assets of such Person and its Subsidiaries as of such date, as reflected on the most recently available internal consolidated financial statements of such Person prepared in accordance with GAAP.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.


SECTION 1.02.OTHER DEFINITIONS.

                                                       Defined in
                     Term                                 Section
                  "Affiliate Transaction" ...........        4.11
                  "Asset Sale Offer" ................        3.09
                  "Asset Sale Offer Purchase Date ...        4.10
                  "Asset Sale Offer Trigger Date ....        4.10
                  "Calculation Date" ................        1.01
                  "Change of Control Offer" .........        4.16
                  "Change of Control Payment" .......        4.16
                  "Change of Control Payment Date" ..        4.16
                  "Covenant Defeasance" .............        8.03
                  "DTC" .............................        2.03
                  "Event of Default" ................        6.01
                  "Excess Proceeds" .................        4.10
                  "incur" ...........................        4.09
                  "Legal Defeasance" ................        8.02
                  "Offer Amount" ....................        3.09
                  "Offer Period" ....................        3.09
                  "Paying Agent" ....................        2.03
                  "Payment Default" .................        6.01
                  "Purchase Date" ...................        3.09
                  "Registrar" .......................        2.03
                  "Restricted Payments" .............        4.07


SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligors" on the Notes means the Company and any successor obligors upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 and the additional schedule referred to in footnote 3 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 and the additional schedule referred to in footnote 3 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

     Two Officers of the Company shall sign the Notes by manual or facsimile signature. The seal of the Company, if any, shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or Affiliates of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

     The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes, and will promptly notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it prior to such time. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, such Person shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by such Person as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent.

SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Registrar or a co-registrar with a request:

           (x)  to register the transfer of the Certificated Securities; or

           (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

              (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

              (ii) in the case of a Certificated Security that is a Transfer
                   Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                  (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act, or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                  (C)  if such Transfer Restricted Security
                       is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certificate to that effect from such Holder (in substantially the form of Exhibit B attached hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) Transfer of a Certificated Security for a Beneficial Interest in a Global Note. A Certificated Security may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

       (i)  if such Certificated Security is a Transfer Restricted
            Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Security is being transferred by such Holder either (x) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (y) based upon an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company, the Trustee and to the Registrar, pursuant to another exemption from the registration requirements of the Securities Act; and

       (ii) whether or not such Certificated Security is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Certificated Security in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

       (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Security.

           (i)  Any Person having a beneficial interest in a Global
                Note may upon request exchange such beneficial interest for a Certificated Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect

                  (B) if such beneficial interest is being transferred to (1) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act, or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto); or

                  (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company, the Trustee and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

              in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee, a Certificated Security in the appropriate principal amount.

           (ii) Certificated Securities issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes.
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

       (f) Authentication of Certificated Securities in Absence of Depositary. If at any time:

           (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

           (ii) the Company, at its sole discretion, notifies the Trustee in writing it elects to cause the issuance of Certificated Securities under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Securities in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

       (g)  Legends.

           (i)  Except as permitted by the following paragraphs
                (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Securities (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

              "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
              SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS (i) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT or (ii) AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
              ACT) IN ACCORDANCE WITH REGULATION D UNDER THE SECURITIES ACT,
              (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY OR ITS TRANSFER AGENT OR REGISTRAR SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

           (ii) Upon any sale or transfer of a Transfer Restricted
                Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

              (A) in the case of any Transfer Restricted Security that is a Certificated Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

              (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                   Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Security that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B attached hereto).

           (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section
                2.02 hereof, the Trustee shall authenticate, Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer who purchased such Series A Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Securities, or are redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Securities, or are redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

       (i)  General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Securities and Global Notes at the Registrar's request.

              (ii) No service charge shall be made to a Holder
                   for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.16 and 9.05 hereof).

              (iii) The Registrar shall not be required to
                   register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Certificated Securities and Global Notes
                   issued upon any registration of transfer or exchange of Certificated Securities or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Security or Global Notes surrendered upon such registration of transfer or exchange.

              (v)  The Company shall not be required:

                  (A)  to issue, to register the transfer of
                       or to exchange Notes during a period beginning at the opening of business 15 days before the date on which a notice of redemption is mailed under Section 3.03 hereof and ending at the close of business on the date on which such notice is mailed; or

                  (B)  to register the transfer of or to
                       exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C)  to register the transfer of or to
                       exchange a Note between a record date and the next succeeding interest payment date.

             (vi) Prior to due presentment for the registration
                  of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

             (vii) The Trustee shall authenticate Certificated Securities and
                  Global Notes in accordance with the provisions of Section
                  2.02 hereof.

             (viii) Each Holder of a Note agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

SECTION 2.07. REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, the Note Custodian, the Depositary or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser; provided that the aggregate principal amount of the Notes shall not increase by reason of this Section 2.08 or Section 2.07 hereof.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If the Paying Agent (other than the Company, a Subsidiary or any Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer actually knows to be so owned shall be so considered.

SECTION 2.10. TEMPORARY NOTES.

     Until Certificated Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of Certificated Securities but may have variations that the Company and the Trustee consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Securities in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Notes to the Company. The Company may not issue new Notes to replace Notes that the Company has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. RECORD DATE.

     The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section  316 (c).

SECTION 2.13. DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14. CUSIP NUMBERS.

     The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 or the Notes, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 3.09 or 4.16 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the maximum principal amount of Notes to be redeemed, (iv) the redemption price and
(v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in
Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.16 have been satisfied.

     The Company shall also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption.


SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. The Company shall promptly notify the Trustee in writing of the listing of the Notes on any national securities exchange.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     In the event the Company is required to make an offer to redeem Notes pursuant to Sections 3.09 and 4.10 hereof and the amount of the Excess Proceeds from the Asset Sale are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining Excess Proceeds.

SECTION 3.03. NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption painterest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest and Liquidated Damages on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

     (a) Except as set forth in clause (b) below of this Section 3.07, the Company shall not have the option to redeem the Notes prior to August 15, 2001. Thereafter, the Company shall have the option to redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

                       YEAR                      PERCENTAGE

                       2001 .................    105.313%
                       2002 .................    103.542%
                       2003 .................    101.771%
                       2004 and thereafter ..    100.000%



     (b) Notwithstanding the provisions of clause (a) of this Section 3.07, on or prior to August 22, 1999, the Company may redeem up to 35% in aggregate principal amount of the Notes originally issued under this Indenture at a redemption price of 109-5/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Initial Public Offering; provided that at least $100.0 million in aggregate principal amount of the Notes remain outstanding following such redemption; and provided further, that such redemption shall have occurred within 60 days of the closing of any such Initial Public Offering.

     (c) Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

     Except as set forth under Sections 4.10 and 4.16 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.


SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (a) that the Asset Sale Offer is being made pursuant to this Section
   3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

        (b) the Offer Amount, the purchase price and the Purchase Date;

        (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

        (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

        (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

        (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form titled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

        (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes then due. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, interest and Liquidated Damages, if any, paid on the Notes.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain within the City and State of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency within the City and State of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee, located at 14 Wall Street, 8th floor, New York, N.Y. 10005, as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03. REPORTS.

     (a) whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, beginning October 31, 1996, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q (such Form 10-Q shall be filed within 45 days of the end of the applicable fiscal quarter) and 10-K (such Form 10-K shall be filed within 90 days of the end of the applicable fiscal year) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, beginning October 31, 1996, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

     (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04. COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto.

SECTION 4.05. TAXES.

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the Section
   4.09 hereof; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $10.0 million.

     The foregoing provisions shall not prohibit:

     (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

     (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

     (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

     (y) the payment of dividends to the Company's direct parent to pay administrative expenses in an aggregate amount not to exceed $200,000 in any 12-month period; and

     (z) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date or entered into after the Issue Date with members of the management of any Person acquired after the Issue Date in connection with the acquisition of such Person or the repurchase of Equity Interests of the Company or any Subsidiary of the Company held by employees, former employees, directors or former directors pursuant to the terms of agreements (including employment agreements) approved by the Board of Directors; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any 12-month period following the date of this Indenture or $10.0 million in the aggregate since the date of this Indenture; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the New Credit Agreement as in effect as of the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, taken as a whole, no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the Issue Date, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness of a Subsidiary of the Company that was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Debt provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Subsidiary of the Company or
(j) restrictions on the Receivables Subsidiary pursuant to the Receivables Facility.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK .

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing provisions shall not apply to:

           (i) the incurrence by the Company of term Indebtedness under the New Credit Agreement or any one or more successor or additional bank facilities and/or Attributable Debt in respect of sale and leaseback transactions the net proceeds of which were applied to repay any such term Indebtedness in an aggregate principal amount at any time outstanding not to exceed an amount equal to $170.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any such term Indebtedness (other than repayments that are immediately reborrowed and other than repayments made with the proceeds of sale and leaseback transactions pursuant to this clause (i)) that have been made since the Issue Date;

           (ii) (a) the incurrence by the Company of revolving Indebtedness under the New Credit Agreement (or any one or more successor or additional bank facilities) and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) and (b) the incurrence by the Receivables Subsidiary of Non-Recourse Debt under the Receivables Facility; provided, however, that, the aggregate principal amount at any time outstanding pursuant to subclauses (a) and (b) of this clause (ii) (excluding intercompany Indebtedness of the Receivables Subsidiary permitted by clause (viii) below) shall not exceed an amount equal to $155.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such revolving Indebtedness pursuant to the provisions of Section 4.10 hereof;

           (iii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company of Indebtedness represented by the Senior Notes and the Notes;

           (v) the incurrence by the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

           (vi) the incurrence by any of the Company's Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that (1) such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition and was not incurred in connection with, or in contemplation of, such acquisition or is in the nature of an earnout payment or holdback payment incurred by one of the Company's Subsidiaries in connection with the acquisition of assets or a new Subsidiary, (2) the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $10.0 million and (3) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;

           (vii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

           (viii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries, and any intercompany Indebtedness arising in connection with a Receivables Facility; provided, however, that (1) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

           (ix) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate

      Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of hedging against currency exchange rate fluctuations;

           (x) Guarantees by the Company and its Subsidiaries of Indebtedness of Subsidiaries, and Guarantees by Subsidiaries of Indebtedness of the Company, which Indebtedness is, in each case, permitted to be incurred under this covenant other than Indebtedness permitted to be incurred pursuant to subclause (b) of clause (ii) above; and

           (xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25.0 million.

SECTION 4.10. ASSET SALES.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce, repurchase, repay or redeem term Indebtedness under the New Credit Agreement or any one or more successor or additional bank facilities, (b) to permanently reduce or repay revolving Indebtedness (and to correspondingly reduce commitments with respect thereto) under the New Credit Agreement or any one or more successor or additional bank facilities, or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of such Asset Sale or another line of business that is reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving Indebtedness under the New Credit Agreement or any one or more successor or additional bank facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds."

     As soon as practical, but in no event later than 10 business days, in the case of clause (i) below, and 45 business days, in the case of clause (ii) below, after any date (each, an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall
(i) commence an offer to purchase the maximum principal amount of Senior Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Senior Notes (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Excess Proceeds and (ii) to the extent that more than $10.0 million of Excess Proceeds remain following consummation of the offer to purchase Senior Notes contemplated by the preceding clause (i), commence an offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Excess Proceeds (each, an "Asset Sale Offer"). Any Notes and other Pari Passu Debt to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other applicable Pari Passu Debt outstanding and all Notes shall be purchased at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (or if such Asset Sale Offer is with respect to any discount or zero coupon securities prior to the date of their full accretion, 100% of the accreted value thereof on the date of purchase). To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset at zero.

     In connection with each Asset Sale Offer, the Company shall mail to the Trustee and each Holder of Notes at such Holder's registered address a notice stating: (i) that an Asset Sale Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase which date of purchase (the "Asset Sale Offer Purchase Date") shall be a Business Day specified in such notice that is not earlier than 30 days nor later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered shall continue to accrue interest (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with this Indenture, to be followed by Holders of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and (vi) such other information as may be required by this Indenture or applicable laws and regulations.

     On the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of the Excess Proceeds, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the appropriate Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all of the Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, among Notes of a particular series and Pari Passu Debt on a pro rata basis; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The appropriate Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount of any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. The Company shall announce the results of the Asset Sale Offer to Holders of the Notes on or as soon as practicable after the Asset Sale Purchase Date.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with any Asset Sale Offer.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (v) sales of Receivables to the Receivables Subsidiary on arm's length terms, (w) any transaction in accordance with the terms of any Existing Employment Agreement as the same are in effect on the Issue Date and any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (x) transactions between or among the Company and/or its Controlled Subsidiaries,
(y) transactions pursuant to the Tax Allocation Agreement as in effect on the date of this Indenture and (z) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions. In addition, the Company shall not, and shall not permit any of its Subsidiaries to, merge with or into, or purchase all or substantially all of the assets of, any Affiliate, unless (i) such Affiliate had positive Consolidated Cash Flow in each of its most recently ended two full fiscal years and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such transaction is entered into, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the transaction had been entered into at the beginning of such four-quarter period, would have been higher than the actual Fixed Charge Coverage Ratio for such four-quarter period.

SECTION 4.12. LIENS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13. SALE AND LEASEBACK TRANSACTIONS.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of Section 4.10 hereof.
Payments or arrangements pursuant to a Tax Incentive Program shall not constitute sale and leaseback transactions.

SECTION 4.14. LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

     The Company shall not permit any of its Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers supplemental indentures to this Indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be unsecured, but otherwise shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness; provided, however, that such Guarantee may be subordinated to any Guarantee of Senior Debt to the same extent that the Notes are subordinated to such Senior Debt. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture. The form of such Guarantee is attached as an exhibit to this Indenture.


SECTION 4.15. CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or each Subsidiary thereof and the rights (charter and statutory), licenses and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.16. REPURCHASE AT THE OPTION OF HOLDERS - CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered shall be accepted for payment; (2) the purchase price and purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


     The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     Prior to complying with the provisions of this Section 4.16, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.16. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.17. LIMITATION ON OTHER SENIOR SUBORDINATED DEBT.

     The Company shall not, and shall not permit any Subsidiary to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY
              OWNED SUBSIDIARIES.

     The Company (i) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds in excess of $1.0 million from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 4.10 hereof, and (ii) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company, unless (a) such issuance is of all the Equity Interests of such Wholly Owned Subsidiary and (b) the cash Net Proceeds in excess of

$1.0 million from such issuance are applied in accordance with the provisions of Section 4.10 hereof.

SECTION 4.19. PAYMENTS FOR CONSENT.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to supplemental indentures in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which such Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that, in the case of any consolidation or merger, or any sale, assignment transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, from and after the date of such event, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale of all of the predecessor's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES


SECTION 6.01.  EVENTS OF DEFAULT.

           An "Event of Default" occurs if:

           (a) default which continues for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not such payment is prohibited by the provisions of Article 10 hereof);

           (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not such payment is prohibited by the provisions of Article 10 hereof);

           (c) failure by the Company to comply with the provisions of Section
      4.10 or 4.16 hereof;

           (d) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

           (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of, premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

           (f) (i) failure by the Company or any of its Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $10.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days or (ii) the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary generally is (or are) not paying its (or their) debts as they become due;

           (g) except as permitted by this Indenture, any Subsidiary Guarantee shall be held invalid or shall cease to be in full force and effect, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee;

           (h) the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant or within the meaning of any Bankruptcy Law:

                 (i) commences a voluntary case;

                 (ii) consents to the entry of an order for relief against it in an involuntary case;

                 (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

                 (iv) makes a general assignment for the benefit of its creditors;

                 (v) admits in writing the failure generally to pay debts as they become due; or

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i) is for relief against the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

                 (ii) appoints a custodian of the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary for all or substantially all of the property of the Company or any of its Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

                 (iii) orders the liquidation of the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.


SECTION 6.02. ACCELERATION.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture may declare all such Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five Business Days after the receipt by Representatives of Designated Senior Debt of written notice of acceleration or
(ii) the date of acceleration of any Designated Senior Debt. Notwithstanding the foregoing, in the case of an Event of Default arising from an event specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs under this Indenture prior to August 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then an additional premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes, in an amount, for each of the years beginning on August 15 of the years set forth below, as set forth below:

                                   YEAR            PERCENTAGE
                                   ----            ----------

                                   1996 .........    110.625%
                                   1997 .........    109.563%
                                   1998 .........    108.500%
                                   1999 .........    107.438%
                                   2000 .........    106.375%

SECTION 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04. WAIVER OF PAST DEFAULTS.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, interest and Liquidated Damages, if any, of such Notes.

SECTION 6.05. CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.LIMITATION ON SUITS.

        A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Section 6.10, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection actually incurred;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, any suit instituted by a Holder of a Note (whether pursuant to Section
6.07 hereof or otherwise) or a suit instituted by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (i) this paragraph does not limit the effect of paragraph (b) of this Section;

        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (e) and (g) of this Section 7.01 and to Section 7.02.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Except with respect to Sections 4.01 and 4.04 hereof, the Trustee shall have no duties to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Subject to Section 7.01(b)(ii) hereof, the Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, interest or Liquidated Damages, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each December 15 beginning with the December 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its acceptance of this Indenture and for its services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances, fees and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses actually incurred of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

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


     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

        (a) the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a custodian or public officer takes charge of the Trustee or its property; or

        (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on the written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof, (ii) the Company's obligations with respect to the Notes under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (iv) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03. COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant
Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall no longer constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

            (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on such outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

            (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the applicable Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the applicable Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(h) or 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

            (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (vi) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (A) the trust funds shall not be subject to rights of holders of Indebtedness other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds shall not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

            (vii) the Company must deliver to the applicable Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (viii) the Company must deliver to the applicable Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO THE COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, interest or Liquidated Damages, if any, on, any Note and remaining unclaimed for two years after such principal, premium, interest or Liquidated Damages has become due and payable shall be paid to the Company on their request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

     Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes, as applicable, without the consent of any Holder:

        (a) to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
   Section 5.01 hereof;

        (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

        (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes, as applicable, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, interest or

Liquidated Damages, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions described in Sections 4.10 and 4.16 hereof);

            (c) reduce the rate of or change the time for payment of interest on any Note;

            (d) waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes,

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes,

            (g) waive a redemption payment with respect to any Note (other than a payment required by any of the provisions of Section 4.16 hereof) or

            (h) make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Sections 4.10 and 4.16 hereof, including the related definitions, shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes issued hereunder that are then outstanding if such amendment would adversely affect the rights of Holders of any of the Notes.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or
(ii) such other date as the Company shall lawfully designate.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                 SUBORDINATION


SECTION 10.01. AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Notes, all Obligations of the Company under this Indenture, the Purchase Agreement and the Registration Rights Agreement (including, without limitation, Liquidated Damages, if any) and the payment of any Claims are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, including, without limitation, the Senior Notes and borrowings under the New Credit Agreement (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. Each Holder of Notes by the Holder's acceptance thereof acknowledges and agrees that each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, shall be deemed conclusively to have relied on the provisions of this Article 10 in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

        (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rates specified in the applicable Senior Debt, whether or not an allowable claim) and to have all Obligations due in respect of letters of credit issued pursuant to the New Credit Agreement fully collateralized before the Holders of Notes shall be entitled to receive any payment or distribution with respect to the Notes or on account of any Claim; and

        (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any payment or distribution (including, without limitation, any payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) to which the Holders of Notes would be entitled but for this Article shall be made to holders of Senior Debt, including the Senior Notes, (except that, in either case, Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from the trust described in Article 8 hereof), as their interests may appear.

SECTION 10.03.  DEFAULT ON DESIGNATED SENIOR DEBT.

     The Company may not make any payment or distribution (including, without limitation, any payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) to the Trustee or any Holder of Notes in respect of Obligations or Claims with respect to the Notes and may not acquire from the Trustee or any Holder of Notes any Notes for cash or property (except that Holders of Notes may receive (i) Permitted Junior Securities and
(ii) payments and other distributions made from the trust described in Article 8 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

        (i) a default in the payment when due of the principal of, premium, if any, or interest on Designated Senior Debt or any commitment or letter of credit fee, letter of credit reimbursement obligation or Hedging Obligation, in each case, constituting Designated Senior Debt occurs and is continuing; or

        (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits, or would permit, with the passage of time or the giving of notice or both, holders of Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no new payment blockage shall be commenced for purposes of this Section 10.04 unless and until (i) 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, premium, if any, and interest on the Notes that have come due have been paid
   in full.   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon:

     (1) in the case of a default referred to in Section 10.04(i) hereof, the date on which such default is cured or waived in accordance with the terms of such Designated Senior Debt, or

        (2) in the case of a default referred to in Section 10.04(ii) hereof, the earlier of the date on which such default is cured or waived in accordance with the terms of such Designated Senior Debt or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.  ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of Senior Debt, including the holders of Senior Notes and the Representative under the New Credit Agreement, of the acceleration; provided, however, that so long as any Designated Senior Debt is outstanding, any such acceleration shall not become effective until the earlier of (i) the day which is five Business Days after the receipt by Representatives of Designated Senior Debt of written notice of acceleration or (ii) the date of acceleration of any Designated Senior Debt.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder of Notes receives any payment or distribution with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment or distribution is prohibited by Section 10.04 hereof, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be segregated from other funds and property of the Trustee or such Holder of Notes and be paid forthwith over and delivered in the same form as received (with any necessary endorsement), upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this
Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.  NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the President, the Chief Executive Officer or the Vice President, Finance and Administration of the Company that would cause a payment of any Obligations with respect to the Notes or of any Claim to violate this Article, but failure to give such notice shall not affect the subordination of the Notes and all Claims to the Senior Debt as provided in this Article.

SECTION 10.07.  SUBROGATION.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

SECTION 10.08.  RELATIVE RIGHTS.

     This Article defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt. Nothing in this Indenture shall:

        (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

        (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

        (3) prevent the Note Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article to pay principal of or premium, interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.  SUBORDINATION MAY NOT BE IMPAIRED.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company, Notes or any Holder of Senior Debt or by the failure of the Company or any Holder of Senior Subordinated Notes to comply with this Indenture.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.  RIGHTS OF NOTE TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations or any Claim with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative under the New Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13.  AMENDMENTS.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

SECTION 10.14.  MISCELLANEOUS.

     (a) The Agreement contained in this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Debt is avoided, rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     (b) The Trustee shall notify the Representative under the New Credit Agreement of the existence of any Event of Default under Section 6.01 and of any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default, if and to the extent that any such notice is sent to the Company.

     (c) Unless and until written notice shall be given by the Company and the Representative under the New Credit Agreement to the Trustee at its Corporate Trust Office notifying the Trustee that Indebtedness is no longer outstanding under the New Credit Agreement, the Trustee shall assume that such Indebtedness is outstanding. The Company agrees to give, and to cause the Representative under the New Credit Agreement to give, such notice to the Trustee promptly after the first date on which no Indebtedness shall be outstanding under the New Credit Agreement.



                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

          Printpack, Inc.
          4335 Wendell Drive, S.W.
          Atlanta, Georgia 30336
          Telecopier No.:  (404) 696-4868
          Telephone No.:   (404) 691-5830
          Attention: R. Michael Hembree

     With a copy to:

          Alston & Bird
          One Atlantic Center


          1201 West Peachtree Street
          Atlanta, Georgia 30309
          Telecopier No.:  (404) 881-7777
          Telephone No.:   (404) 881-7000
          Attention: Ralph F. MacDonald III, Esq.

     If to the Trustee:

          Fleet National Bank
          777 Main Street, 11th Floor
          hartford, Connecticut 06115
          Telecopier No.:  (860) 986-7920
          Telephone No.:   (860) 986-2064
          Attention:  Corporate Trust Department

     The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section  312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section
   10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section  314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AND STOCKHOLDERS AND STOCKHOLDERS.

     No direct or indirect director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 11.08. GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                   SIGNATURES




Dated as of August 22, 1996                  PRINTPACK, INC.


                                             By:  /s/
                                                  ------------------
                                             Name:
                                             Title:





Dated as of August 22, 1996                  FLEET NATIONAL BANK
                                             Trustee


                                             By:  /s/
                                                -------------------
                                             Name:
                                             Title:

                                   EXHIBIT A
                       (Face of Senior Subordinated Note)

                   10-5/8% Senior Subordinated Notes due 2006
                                                            CUSIP NO.: _________

      No. _-_

                                PRINTPACK, INC.

      promises to pay to CEDE & CO.

      or registered assigns,

      the principal sum of Two Hundred Million

      Dollars ($200,000,000) on August 15, 2006.

      Interest Payment Dates:  February 15 and August 15.

      Record Dates: February 1 and August 1.

                                    Dated: August 22, 1996
                                    PRINTPACK, INC.


                                    By:  /s/
                                       ---------------------------
                                         Name:  Dennis M. Love
               (SEAL)                    Title: President and Chief
                                                Executive Officer


                                    By:  /s/
                                       ----------------------------
                                         Name:  R. Michael Hembree
                                         Title: Vice President - Finance and
                                                Administration


This is one of the
Notes referred to in the
within-mentioned Indenture:

Fleet National Bank,      (SEAL)
as Trustee


By: /s/
   -------------------------
   Authorized Signatory

                   10-5/8% Senior Subordinated Notes due 2006

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC") to the Company (as defined below) or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(3)

           THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
      SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
      SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE U.S. (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
      ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT or (ii) TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 506(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION D UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE

------------------
(3)To be included only if the Note is to be issued in Global form.

     REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON
     AN OPINION OF COUNSEL IF THE COMPANY OR ITS TRANSFER AGENT OR REGISTRAR SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(4)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                       (Back of Senior Subordinated Note)

     1. INTEREST. The Notes will be limited in aggregate principal amount to $200,000,000 and will mature on August 15, 2006. Printpack. Inc., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 10-5/8% per annum from August 22, 1996 until maturity (including any Liquidated Damages required to be paid pursuant to the provisions of the Registration Rights Agreement). The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, and; provided, further, that the first Interest Payment Date shall be February 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date, even if such Notes are

---------------
(4)This legend should be included on the Series A Notes and omitted from the Series B Notes.

canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, Fleet National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 22, 1996 (the "Indenture") among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

     5. SUBORDINATION. The payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture of thereafter incurred.

     6.  OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) below of this Paragraph 6, the Company shall not have the option to redeem the Notes prior to August 15, 2001. Thereafter, the Company shall have the option to redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

                       YEAR                    PERCENTAGE

                       2001 .................    105.313%
                       2002 .................    103.542%
                       2003 .................    101.771%
                       2004 and thereafter ..    100.000%


     (b) Notwithstanding the provisions of clause (a) of this Paragraph 6, on or prior to August 22, 1999, the Company may redeem up to 35% in aggregate principal amount of the Notes originally issued under this Indenture at a redemption price of 109-5/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Initial Public Offering; provided that at least $100.0 million in aggregate principal amount of the Notes remain outstanding following such redemption; and provided further, that such redemption shall have occurred within 60 days of the closing of any such Initial Public Offering.

     7.  MANDATORY REDEMPTION.


     Subject to Section 4.10 and Section 4.16 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     8.  REPURCHASE AT THE OPTION OF HOLDERS.

     (a) If there is a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     (b) Prior to complying with the provisions in the foregoing paragraph (b) of this Section 8, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by paragraph (a) of this
Section 8. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) If the Company or a Subsidiary consummates any Asset Sales, as soon as practical, but in no event later than 10 business days in the case of clause
(i) below, and 45 business days, in the case of clause (ii) below, after any date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall (i) commence an Asset Sale Offer to purchase the maximum principal amount of Senior Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Senior Notes (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Excess Proceeds and (ii) to the extent that more than $10.0 million of Excess Proceeds remain following the offer to purchase Senior Notes contemplated by the preceding clause (i), commence an Asset Sale Offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Excess Proceeds. Any Notes or Senior Notes, as applicable, and other Pari Passu Debt to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes, Senior Notes and such other applicable Pari Passu Debt outstanding and all Notes and Senior Notes shall be purchased at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (or if such Asset Sale Offer is with respect to any discount or zero coupon securities prior to the date of their full accretion, 100% of the accreted value thereof on the date of purchase). To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related Asset Sale Offer Purchase Date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     9.  NOTICE OF REDEMPTION.

     Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     10. DENOMINATIONS, TRANSFER, EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the

Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, except a payment default resulting for an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     13. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal of and premium, if any, interest and Liquidated Damages, if any, on the Note is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt of the Company (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

     14. DEFAULTS AND REMEDIES. Events of Default include: (i) default which continues for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not such payment is prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not such payment is prohibited by the provisions of Article 10 of the Indenture); (iii) failure by the Company to comply with the provisions of Section 4.10 or 4.16 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $10.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held invalid or shall cease to be in full force and effect, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee; and
(viii) certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Company is required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

     15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company, with the same rights it would have if it were not Trustee.

     16. NO RECOURSE AGAINST OTHERS. No direct or indirect director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement (as defined below)) shall have all the rights set forth in the Registration Rights Agreement dated as of August 22, 1996 among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     Printpack, Inc.
     4335 Wendell Drive, S.W.
     Atlanta, Georgia 30336
     Attention: R. Michael Hembree

                                ASSIGNMENT FORM


   To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


   ----------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

   ----------------------------------------------------------------------------


   ----------------------------------------------------------------------------


   ----------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:_____________

                                      Your Signature:__________________________
                   (Sign exactly as your name appears on the face of this Note)

                                      Signature

Guarantee*:______________________


__________________________
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the box below:

     / / Section 4.10    / / Section 4.16

     Subject to Section 3.02 of the Indenture, if you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or
Section 4.16 of the Indenture, state the amount you elect to have purchased:
$___________


Date:
                                 Your Signature:________________________________
                                 (Sign exactly as your name appears on the Note)


                                 Tax Identification No.:_______________________


                                 Signature Guarantee*: ________________________



















__________________________
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES

     The following exchanges of a part of this Global Note for Certificated Securities have been made:(1)



                                                             Principal Amount of      Signature of
                                                               this Global Note        authorized
                   Amount of decrease    Amount of increase     following such        signatory of
                   in Principal Amount   in Principal Amount       decrease          Trustee or Note
 Date of Exchange  of this Global Note   of this Global Note    (or increase)           Custodian
-----------------  -------------------   ------------------- -------------------     ---------------

-------------------
(1)To be included only if the Note is to be issued in Global form.

                                   EXHIBIT B


CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 10-5/8% Senior Subordinated Notes due 2006 of Printpack, Inc.

     This Certificate relates to $200,000,000 principal amount of Notes held in
* ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

 / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

 / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

 / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

 / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A or to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act (in satisfaction, to the extent applicable, of Section 2.06(a)(ii)(B), Section 2.06(b)(i)(x) or Section 2.06(d)(i)(B) of the Indenture).








---------------
 *Check applicable box.

 / / Such Note is being transferred in accordance with Rule 144 or Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

 / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C), Section 2.06(b)(i)(y) or Section 2.06(d)(i)(C) of the Indenture).


                                    --------------------------------------------
                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                       -----------------------------------------


Date:
     --------------------------






















-------------------
 *Check applicable box.

                                  EXHIBIT C
                         Form of Subsidiary Guarantee

     THIS GUARANTEE (as the same may be amended, modified or supplemented from time to time, this "Guarantee"), dated as of ____________, is made by ____________________________ (hereinafter referred to as the "Guarantor") in favor of _____________________, as trustee under the Indenture hereinafter described (the "Trustee") for the ratable benefit of the holders from time to time (the "Holders") of the Senior Subordinated Notes (as hereinafter defined).

     All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Indenture (as hereinafter defined) unless the context otherwise requires.

                                   Recitals

     A. Printpack, Inc. (the "Company") is a party to that certain Indenture dated August 22, 1996 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Company and the Trustee, pursuant to which the Company issued $200.0 million principal amount of its 10-5/8% Senior Subordinated Notes due 2006 (including all Series A and Series B Senior Subordinated Notes issued from time to time pursuant to the Indenture, collectively, the "Senior Subordinated Notes"); and

     B. The Guarantor is a direct or indirect Subsidiary of the Company, and will derive both direct and indirect economic benefit from the proceeds of the Senior Subordinated Notes and other financial accommodations made to the Company under the Indenture.

     C. The Indenture requires that the Guarantor execute and deliver this Guaranty to guarantee the payment and performance by the Company of all of its Obligations under the Indenture and the Senior Subordinated Notes, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Company or such Guarantor but for the effect of the Bankruptcy Code, 11 U.S.C.Section 101 et seq. (collectively, the "Guaranteed Obligations").

     NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Indenture or otherwise) heretofore, now or hereafter made to or for the benefit of the Company pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor and the Trustee agree as follows:

     1. The Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations. This Guarantee shall be unsecured, but otherwise shall be senior to or pari passu with all of the Guarantor's guarantees or pledges to secure other

Indebtedness of the Company; provided, however, that this Guarantee is subordinated to any Guarantee of Senior Debt to the same extent that the Senior Subordinated Notes are subordinated to such Senior Debt. This Guarantee is a guarantee of payment and not of collection. All payments made by the Guarantor under this Guarantee shall be paid at the place and in the manner specified in the Indenture and the Senior Subordinated Notes.

     2. Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor any demand for payment of any of the Guaranteed Obligations made by the Trustee or the Holders may be rescinded by them and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or the Holders, and the Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee or the Holders may deem advisable from time to time or as provided in the Indenture, and any guarantee or right of offset at any time held by the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

     3. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or the Holders upon this Guarantee, the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company and the Guarantor, on the one hand, and the Trustee and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture or any of the Senior Subordinated Notes, any of the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Holders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Trustee or the Holders, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitute, or might be construed to constitute, an equitable or legal discharge of the Company for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Trustee and/or the Holders may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Company or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or the Holders to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee and/or the Holders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Trustee, and its successors, indorsees, transferees and assigns, and the Holders from time to time of the Senior Subordinated Notes until all the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Indenture the Company may be free from any Guaranteed Obligations.

     4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     5. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

     6. Subrogation. Notwithstanding any payments made by the Guarantor under this Guarantee, the Guarantor shall not be entitled to be subrogated to any of the rights of any other Guarantor, the Trustee or any Holder against the Company until all amounts of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes and all other amounts payable by the Company under the Indenture and the Senior Subordinated Notes and by the Guarantor under its Guarantee have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine.

     7. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture and the Senior Subordinated Notes shall nonetheless be payable by the Guarantor forthwith on demand by the Trustee.

     8.  Merger, Consolidation or Sale of Assets.

     a. The Guarantor may not consolidate with or merge with or into (whether or not the Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with the Guarantor, unless (i) subject to the provisions of Section 8(b), the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to a supplemental Guarantee in form and substance reasonably satisfactory to the Trustee, under the Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 of the Indenture; provided, however, that the foregoing will not apply to the consolidation or merger of the Guarantor with and into the Company or another Guarantor.

     b. In the event of a sale or other disposition of all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be automatically and unconditionally released and relieved of any obligations under this Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 of the Indenture.

     9.  Miscellaneous.

     a. Benefits of Guarantee; Successors and Assigns. Nothing in this Guarantee, expressed or implied, shall give to any person, other than Trustee, the Holders and their respective successors, transferees and assigns hereunder, any benefit or any legal or equitable rights, remedy or claim under this Guarantee. This Guarantee shall be binding upon the Guarantor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Holders and their respective successors, transferees and assigns. The Guarantor shall not, without the prior written consent of Trustee, assign any rights, duties or obligations under this Guarantee.

     b. Notices. All notices, demands and other communications hereunder shall be given and shall be effective in accordance with the Indenture, except that notices to the Guarantor shall be given to its address set forth on the signature page hereof, or to such other address as the Guarantor may specify in writing from time to time to the Trustee.

     c. Amendments. Neither this Guarantee nor any provision hereof may be amended, modified, waived, discharged or terminated other than pursuant to the provisions of the Indenture.

     d. No Personal Liability of Directors, Officers, Employees, Partners and Stockholders. No past, present or future director, officer, employee, incorporator, partner or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Guarantor under this

Guarantee or for any claim based on, in respect of, or by reason of, this Guarantee. Each Holder by accepting a Note has waived and released all such liability. The waiver and release are part of the consideration for issuance of this Guarantee.

     e. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE.

     f. No Adverse Interpretation of Other Agreements. This Guarantee may not be used to interpret any other guarantee, indenture, loan or debt agreement of the Company, the Guarantor or their respective Subsidiaries or of any other Person. Any such guarantee, indenture, loan or debt agreement may not be used to interpret this Guarantee.

     g. Successors. All agreements of the Guarantor in this Guarantee shall bind its successors. All agreements of the Trustee in this Guarantee shall bind its successors.

     h. Severability. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     i. Counterpart Originals. The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

     j.  Headings, etc.

     The headings of the sections of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the undersigned Guarantor has caused this instrument to be duly executed and delivered to the Trustee as of the date first above written.

                   [GUARANTOR]
                   [Address]

                   By:
                      ------------------------------
                   Name:
                   Title:





                   Trustee

                   By:
                      ------------------------------
                   Name:
                   Title: